Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of GenuTec Business Solutions, Inc. of our report dated August 11, 2006, except for Note 16, as to which the date is       , 2006 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California

August 14, 2006